                                                                     EXHIBIT 3.2


                               RESTATED BYLAWS OF

                            VERSO TECHNOLOGIES, INC.,

                                   AS AMENDED

                                     BY-LAWS

                                       OF

                                QSI SYSTEMS, INC.

         Article I.    OFFICES.

         The registered office of the corporation in Minnesota shall be as stated in the Articles of Incorporation, as from time to time amended. The corporation may also have offices at such other places as the Board of Directors shall from time to time determine.

        Article II.    CORPORATE SEAL.

        The corporation shall have no corporate seal.

         Article III.  SHAREHOLDERS MEETINGS.

         Section 1. Regular Meetings. Regular meetings of the shareholders of the corporation for the purpose of election of directors and transaction of such other business as may properly come before the regular meetings shall be held on an annual or other less frequent basis at the principal executive office of the corporation or at such other place within or without the State of Minnesota as may be designated by the Board of Directors or chief Executive Officer. Regular meetings of shareholders, when held, shall be held on the third Friday of July of each year at 11:00 a.m., or at such other time as the Board of Directors or Chief Executive Officer may from time to time designate. Regular meetings of the shareholders may also be called by the shareholders in accordance with the provisions of Section 302A.431, Minnesota Statutes.

Regular meetings of the shareholders shall also be known as annual meetings, regardless of the frequency with which such meetings are held.

         Section 2. Special Meetings. Special meetings of the shareholders may be called for any purpose at any time by the Chief Executive officer, the Chief Financial Officer, any two (2) or more Directors, or upon the written request of shareholders holding fifty percent (50%) or more of the voting shares of the corporation. In the case of a special meeting called by shareholders holding fifty percent (50%) or more of the voting shares of the corporation, such written request shall be by registered mail or personally delivered to the Chief Executive Officer or Chief Financial Officer and shall set forth the purpose or purposes of the special meeting. The Board of Directors or the chief Executive officer shall within thirty (30) days of receipt of such written request cause a special meeting of shareholders to be called, said meeting to be held no later than ninety (90) days after receipt of the written request.

         Section 3. Notice of Shareholder Meetings. Written notice of shareholders' meetings, whether regular or special, shall be mailed to all shareholders entitled to vote at any such meeting at least ten (10) days, and not more than sixty (60) days, before the date of the meeting. The written notice shall contain the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes thereof.

         Section 4. Waiver of Notice. Notice of the time, place and any meeting of shareholders may be waived by any shareholder in writing or orally before, at, or after the meeting. Attendance by a shareholder at a meeting is a waiver of the notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an


                                        2
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item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         Section 5. Record Date. The Board of Directors may fix in advance a date not more than sixty (60) days prior to the date of any meeting of shareholders as the record date for the determination of shareholders entitled to vote at the meeting.

         Section 6. Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of business at all meetings of shareholders. If, however, a quorum is not present or represented at any meeting of shareholders, the shareholders entitled to vote at the meeting, either present in person or represented by proxy, shall have the power to adjourn the meeting to a future date. Provided that a quorum is present or represented at an adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If a quorum is present when a duly called or held meeting of shareholders is convened, the shareholders present may continue to transact business until adjournment, even though the purpose of shareholder meeting. Attendance by a withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

          Section 7. Voting. A shareholder entitled to vote at a meeting of shareholders may vote in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders of the corporation. Except as otherwise required by law, the Articles of Incorporation or shareholder control agreement, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting shares present or represented at a meeting of shareholders.


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
         Section 8. Proxies. Every appointment of a proxy must be in writing and must be dated and signed by the shareholder and filed with an officer of the corporation at or before the shareholder meeting at which the appointment is to be effective. No appointment of a proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless a longer period is expressly provided in the appointment.

          Section 9. Written Actions. An action required or permitted to be taken at a meeting of the shareholders may taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

         Article IV. DIRECTORS.

         Section 1. Duties and Powers. The Board of Directors shall manage and direct the business and affairs of the corporation. The Directors shall in all cases act as a Board, and, in the transaction of business the act of majority present at a meeting except as otherwise provided by law or the Articles of Incorporation shall be the act of the Board, provided a quorum is present. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with law or these By-Laws.

         Section 2. Number and Qualifications. The Board of Directors shall consist of not less than one (1) or more than five (5) natural persons. Directors need not be shareholders of the corporation.

         Section 3. Term of Office. Each Director shall hold office until the next regular meeting of the shareholders and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the Director.

         Section 4. Meetings. Subsequent to the adjournment of regular shareholders' meetings, the Board of Directors shall hold a regular meeting at the principal executive office of the corporation, or at such other time and place as may be designated by the Chief Executive officer or the Board, for the purpose of electing the officers of the corporation and for the transaction of such other business as shall come before the meeting. Such regular meetings of the Board of Directors shall also be known as annual meetings. Other meetings of the Board of Directors may be held at such times and places as are fixed by resolution of the Board or designated by the Chief Executive officer or Chief Financial Officer. No notice of the purpose of regular meetings of the Board shall be required, but reasonable notice of the time and place of such meetings must be given to all Directors.

         Section 5. Special Meetings. Special meetings of the Board of Directors of the corporation may be called by any Director by giving three (3) days' notice to all Directors of the date, time, place and purpose of the meeting.

         Section 6. Previously Scheduled Meetings. If the day or date, time and place of a Board meeting have been provided in the By-Laws or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.

         Section 7. Waiver of Notice and Assent to Action. Notice of any meeting of the Board may be waived by any Director before, at or after the meeting in writing or orally. Attendance by a Director at a meeting is a waiver of notice of that meeting, except where the


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Director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         Section 8. Quorum. The presence of a majority of the Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn a meeting of the Board from time to time until a quorum is present. If a quorum is present when a duly called or held Board meeting is convened, the Directors present may continue to transact business until adjournment, even though the withdrawal of a number of Directors originally present leaves less than the proportion or number otherwise required for a quorum.

         Section 9. Absent Directors. A Director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the substantially the same or has substantially the same which the Director has consented or meeting is effect as the proposal to objected.

         Section 10. Voting. At all Directors each Director shall have the number of shares that he may hold. The shall take action by the affirmative vote Directors present at a duly held meeting or Article IV, Section 9 of the By-Laws, except where the affirmative vote of a larger proportion or number is the Articles of Incorporation.

         Section 11. Compensation. The compensation of Directors shall be as fixed from time to time by the Board of Directors.


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         Section 12. Vacancies. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a Director may be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the Directors serving at the time of the increase.

         Section 13. Removal of Directors. Directors may be removed as provided in Minnesota Statutes, Section 302A.223.

         Section 14. Resignation. A Director may resign at any time by giving written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective time is specified in the notice

         Section 15. Electronic Communications. A conference among Directors by any means of communication through which the Directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required under these By-Laws for a Board meeting, and if the number of Directors participating in the conference would be sufficient to constitute a quorum at a meeting. A Director may participate in a Board meeting at which he is not personally present by any means of communication through which the Director, other Directors so participating, and all Directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a Board meeting by either of the foregoing means constitutes presence in person at the meeting.

          Section 16. Written Actions. Any action required or permitted to be taken at a Board meeting may be taken by a written action signed collectively, or individually in counterparts, by


                                       7
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all Directors. Any such written action shall be effective when signed by the required number of Directors indicated above, unless a different effective time is provided in the written action.

         Section 17. Committees. The Board of Directors may from time to time, by resolution, establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. Any committee so established shall consist of one (1) or more natural persons who need not be Directors, and shall be subject at all times to the direction and control of the Board of Directors. At any meeting of any such committee the presence of a majority of the members of the committee shall be necessary to constitute a quorum for the transaction of business. Committees of the Board shall take action by the affirmative vote of a majority of committee members present at a duly held meeting, except where the affirmative vote of a larger proportion or number is required by the Board. Any action required or permitted to be taken at a committee meeting may be taken by a written action signed collectively, or individually in counterparts, by all members of such committee. Each committee shall keep a written record of its activities and shall submit such written record to the Board after each meeting. The Board of Directors may not establish a committee pursuant to Minnesota Statutes Section 302A.243.

         Article V.  OFFICERS.

         Section 1 Officers and Qualifications. The officers of the corporation, who shall be one or more natural persons, may consist of a chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a or such other officers as the Board of Directors may from time to time designate, any one of whom shall be designated and be


                                       8
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the corporation's Chief Executive officer and any one of whom shall be designated and be the Chief Financial Officer. Any two offices may be held by the same person.


         Section 2. Election. The officers of the corporation shall be elected or appointed periodically by the Board of Directors.

         Section 3. Term of Office. Each officer of the corporation shall hold office until their respective successors are elected and have qualified, or until their earlier death, resignation, or removal.

         Section 4. Removal. Any officer of the corporation may be removed at any time, with or without cause, by the vote of a majority of the Directors present at a Board meeting, subject to the provisions of any shareholder control agreement.

         Section 5. Duties. The Chief Executive Officer of the corporation shall:

             a. Have general active management of the business of the corporation;

             b. When present, preside at all meetings of the Board of Directors and of the shareholders;

             c. See that all orders and resolutions of the Board are carried into effect;

             d. Sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or By-Laws or by the Board to some other Officer or agent of the corporation;

             e. Maintain records of and, whenever necessary certify all proceedings of the Board and the shareholders; and

             f.     Perform other duties prescribed by the Board;

provided, however, that in the event the corporation shall have a Chairman of the Board, the duties set forth in (b) above shall be presumed to have been delegated to such officer by the


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Board, and in the event the corporation shall have a Secretary, the duties set forth in (e) above shall be presumed to have been delegated to such officer by the Board.

        The Chief Financial Officer of the corporation shall:

                  a.       Keep accurate financial records for the corporation;

                  b. Endorse for deposit all notes, checks, and drafts received by the corporation, making proper vouchers therefor;

                  c. Deposit all money, drafts, and checks in the name of and to the credit of the corporation in authorized banks and depositories;

                  d. Disburse corporate funds and issue checks and drafts in the name of the corporation;

                  e. Render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the corporation; and

                  f. Perform other duties prescribed by the Board or by the Chief Executive Officer;

provided, however, that the Board of Directors may designate another person, either alone or together with the Chief Financial Officer, to perform the duties set forth in (b), (c) and (d) above.

         The Chief Executive Officer and Chief Financial Officer of the corporation shall jointly:

                  a. Designate banks or other financial institutions as depositories of the corporation;

                  b.       Establish accounts therein;


                  c. Make credit arrangements and establish borrowing therewith in the name of the corporation for such amounts and upon such terms and conditions as are deemed appropriate;

                  d. Execute evidences of indebtedness and, as appropriate, sell, pledge, assign or deliver any property of the corporation as security in connection with the foregoing;

                  e. Designate from time to time the authorized signatories in any of the foregoing matters and the individuals authorized to act in connection therewith; and


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                 f.  Revoke or alter any designations of authorization
                     made pursuant hereto;

provided, however, that the Board of Directors may designate the Chief Executive Officer, the Chief Financial Officer or any other person, either individually or together in any combination, to perform the foregoing duties. The other officers of the corporation shall perform such duties as are from time to time prescribed by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer.

         Section 6. Vacancies. All vacancies in any office of the corporation may be filled by the Board of Directors.

         Section 7. Compensation. The compensation of all officers of the corporation shall be fixed by the Board of Directors or by such committee or person as the Board may from time to time designate.

         Article VI. SHARES.

         Section 1. Certificates. The shares of the corporation shall be represented by certificates approved by the Board of Directors and signed by such officer or officers as the Board may designate. Each certificate shall state the name of the corporation, that the corporation is incorporated in Minnesota, the name of the person to whom it is issued, the number and class or series of shares represented thereby, the date of issue, the par value of such shares, if any, and may contain such other provisions as the Board may designate. Whenever shares are issued for consideration which is not fully paid upon issuance, the certificates representing such shares shall bear a legend stating that the consideration therefor has not been fully paid.



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
         Section 2. Subscriptions. Subscriptions for shares shall be in writing and paid at such times and in such installments as the Board of Directors may determine. Unless otherwise provided in the subscription agreement, in the event of default of the payment of any installment when due, the Board may proceed to collect the amount due in the same manner as a debt due to the corporation, or declare a forfeiture of the subscription or cancel it in the manner prescribed by statute.

         Section 3. Transfer of Shares. The shares of the corporation records of the corporation on behalf of the registered owner, or his duly authorized attorney, upon surrender of the certificate duly and properly endorsed together with proper evidence of authority to transfer. The corporation shall issue a new certificate for the shares surrendered to entitled thereto.

         Section 4. Return Certificates. All certificates for shares returned to the corporation for transfer shall be marked with the date of cancellation, shall be appropriately recorded.

         Section 5. Lost or Destroyed Certificates. If a certificate is lost or destroyed, another may be issued in its stead such loss or destruction and upon giving such necessary by the Board of Directors to indemnify the corporation against loss therefrom.

         Article VII.  INDEMNIFICATION.

         The corporation shall indemnify, and shall to the extent of reasonably available working capital, make advances of reasonable expenses to each Director and officer of the corporation, whether or not then in office, as prescribed by Minnesota Statutes, Section 302A.521. The corporation shall not indemnify or make advances of expenses to any person who may otherwise be entitled thereto under Section 302A.521, by reason of such person's status or former status as an agent of the corporation or otherwise. The corporation may purchase and maintain insurance


                                       12
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on behalf of that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the person against the liability hereunder or under the provisions of
Section 302A.521. The foregoing right of indemnification and the right to receive advances of expenses shall not be exclusive of other rights to which any Director or officer may be entitled as a matter of law or under any by-law, agreement, vote of shareholders, or otherwise.

          Article VIII.    AMENDMENTS.

         The power to adopt, amend, or repeal the By-Laws of the corporation is vested in the Board of Directors. The power of the Board is subject to the power of the shareholders, exercisable in the manner provided by statute, to adopt, amend, or repeal By-Laws adopted, amended or repeal By-Laws adopted, amended or repealed by the Board. The Board shall not amend or repeal a By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing Directors or filling vacancies in the Board, or fixing the number of Directors or their classifications, qualifications, or terms of office, but may adopt or amend a By-Law to increase the number of Directors.

          Article IX.      DISTRIBUTIONS.

         The Board of Directors may declare or authorize and the corporation may make distributions to the extent provided by law. Such distributions may, but need not, be in the form of a dividend or a distribution in liquidation, or as consideration for the purchase, redemption or other acquisition of shares of corporation. The Board may at any time set apart out of any funds


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of the corporation available for distribution any reserve or reserves for any proper purpose and may alter or reserve or reserves so established.

          Article X.       FISCAL YEAR.

         The corporation's fiscal year shall be as from time to time designated by resolution adopted by the Board of Directors.

                                  CERTIFICATION

         The undersigned, the Chief Executive officer of the corporation, hereby certifies that the foregoing By-Laws were adopted pursuant to a Written Action of the Board of Directors effective as of March 20, 1984.

                                            /s/ Patrick J. Dirk
                                            ----------------------------------
                                            Patrick J. Dirk
                                            Chief Executive Officer


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

                             AMENDMENT TO THE BYLAWS
                             OF ELTRAX SYSTEMS, INC.
                                  June 26, 1992

         The Bylaws of ELTRAX SYSTEMS, INC. (the "Company") were amended pursuant to consent resolutions of the Board of Directors of the Company dated June 26, 1992 as follows:

         (1) The title of the Bylaws is amended to read as follows: "Restated Bylaws of Eltrax Systems, Inc."; and

         (2) Article III, Section 2 of the Bylaws, entitled "Special Meetings," is amended in its entirety to read as follows:

                                   ARTICLE III

                  Section 2. Special Meetings. Special meetings of the shareholders may be called and shall be held as permitted by the Minnesota Business Corporation Act, as amended from time to time. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.


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                          AMENDMENT TO RESTATED BYLAWS
                             OF ELTRAX SYSTEMS, INC.
                                  July 10, 1995


Amendment to Article IV, Section 2

The number of members of the Company's Board of Directors shall be six.

                          AMENDMENT TO RESTATED BYLAWS
                             OF ELTRAX SYSTEMS, INC.
                                   May 6, 1993


         RESOLVED: That Article IV, Section 2 of the Amended and Restated Bylaws of the Company be amended to read in its entirety as follows:

         The Board of Directors shall consist of not less then one (1) or more than seven (7) natural persons. Directors need not be shareholders of the corporation.

                          AMENDMENT TO RESTATED BYLAWS
                             OF ELTRAX SYSTEMS, INC.
                                October 29, 1996



The Bylaws of Eltrax Systems, Inc. (the "Company") were amended pursuant to resolutions duly adopted by the Board of Directors of the Company as of October 29, 1996 as follows:

        RESOLVED, that Article IV, Section 2 of the Amended and Restated Bylaws of the Company be amended to read in its entirety as follows:

                The Board of Directors shall consist of not less than one (1) nor more than eight (8) natural persons. Directors need not be shareholders of the Corporation.

                        AMENDMENT TO THE RESTATED BYLAWS
                             OF ELTRAX SYSTEMS, INC.
                                 March 26, 1999


The Restated Bylaws of Eltrax Systems, Inc. (the "Corporation") were amended pursuant to resolutions duly adopted by the Board of Directors of the Corporation as of March 26,1999:

        RESOLVED, that Article IV, Section 2 of the Amended and Restated Bylaws of the Corporation be amended to read in its entirety as follows:

                The Board of Directors shall consist of not less than one (1) nor more than (10) natural persons. Directors need not be shareholders of the Corporation.

                       AMENDMENT TO THE RESTATED BYLAWS OF
                              ELTRAX SYSTEMS, INC.
                                  July 27, 2000


         The Restated Bylaws of Eltrax Systems, Inc. (the "Company") were amended pursuant to resolutions duly adopted by the Board of Directors of the Company as of July 27, 2000, as follows:

        RESOLVED, that Article 111, Section 8 of the Company's Restated Bylaws be amended to read in its entirety as follows:

                A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy, signed by the shareholder, with an officer of the corporation at or before the meeting at which the appointment is to be effective. In addition, a shareholder may cast or authorize the casting of a vote by a proxy by transmitting to the corporation or the corporation's duly authorized agent before the meeting, an appointment of a proxy by means of a telegram, cablegram, or any other form of electronic transmission, including telephonic transmission, whether or not accompanied by written instructions of the shareholder. The electronic transmission must set forth or be submitted with information from which it can be determined that the appointment was authorized by the shareholder. If it is determined that a telegram, cablegram, or other electronic transmission is valid, the inspectors of election or, if there are no inspectors, the other persons making that determination shall specify the information upon which they relied to make that determination. A copy, facsimile telecommunication, or other reproduction of the original writing or transmission may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, provided that the copy, facsimile telecommunication, or other reproduction is a complete and legible reproduction of the entire original writing or transmission. The appointment of a proxy is valid for 11 months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the corporation.

                          AMENDMENT TO RESTATED BYLAWS
                           OF VERSO TECHNOLOGIES, INC.
                                November 16, 2001


         The Restated Bylaws of Verso Technologies, Inc. (the "Company") were amended pursuant to resolutions duly adopted by the Board of Directors of the Company as of November 16, 2001, as follows:

         NOW, THEREFORE, BE IT RESOLVED, that the Bylaws be amended as of the Effective Time [November 16, 2001] by deleting Article IV, Section 3 in its entirety and substituting the following in lieu thereof:

                  Section 3. TERM OF OFFICE. Each Director shall hold office until the next regular meeting of the shareholders and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the Director. Notwithstanding the foregoing, until and continuing through the 2004 annual meeting of shareholders of the corporation, any vacancy on the Board of Directors arising as a result of the death, resignation or removal of a Telemate Director (hereinafter defined) and any nominee selected to fill a Director position occupied by a Telemate Director shall be nominated on behalf of the Board of Directors, filled or selected by a majority vote of the remaining Telemate Directors and approved by the Board of Directors of the corporation, which approval shall not be unreasonably withheld. For purposes of this Section 3, a "Telemate Director" shall mean a Director who was added to the Board of Directors of the corporation pursuant to Section 6.12 of that certain Agreement and Plan of Merger dated May 4, 2001, as amended by the First Amendment thereto dated June 1, 2001, by and among the corporation, Telemate.Net Software, Inc., and Titan Acquiring Sub, Inc., a wholly-owned subsidiary of the corporation.

         FURTHER RESOLVED, the Board hereby increases the actual number of persons on the Board from eight to ten;

                            VERSO TECHNOLOGIES, INC.
                               AMENDMENT TO BYLAWS
                        ADOPTED BY THE BOARD OF DIRECTORS
                                NOVEMBER 3, 2004

         The Restated Bylaws, as amended (the "By-Laws"), of Verso Technologies, Inc. (the "Corporation") were amended pursuant to resolutions duly adopted by the Board of Directors of the Corporation as of November 3, 2004, as follows:

         NOW, THEREFORE, BE IT RESOLVED THAT the By-Laws be amended as of the date hereof by inserting the following Sections 10 and 11 to Article III of such By-Laws:

                  "Section 10. Shareholder Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting. Nominations of persons for election as directors may be made by or at the direction of the board of directors (including through a committee delegated with such function) or by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the chairman of the board, if any, the president or the secretary. To be timely, a shareholder's notice in respect of any annual or special meeting subsequent to the 2004 Annual Meeting of Shareholders must be delivered to or mailed and received at the principal executive offices of the
         Corporation: (a) in the case of an annual meeting, the earlier of (i) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting; provided, however, that this subsection (i) shall not apply if (1) there was no annual meeting in the prior year or (2) the date of the current year's annual meeting is more than 30 days from the anniversary date of the prior year's annual meeting; and (ii) 60 days prior to the annual meeting; provided, however, that (except as to an annual meeting held on the date specified in these by-laws, such date not having been changed since the last annual meeting) if less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was deposited in the United States mail or sent by electronic transmission or such public disclosure was made; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than 60 days prior to the date of such special meeting; provided, however, that if less than 65 days' notice or prior public disclosure of the date of such special meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of such special meeting was deposited in the United States mail or sent by electronic transmission or such public disclosure was made. With respect to the 2004 Annual Meeting of Shareholders only, a shareholder's notice in respect thereof, to be timely, must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth day prior to (and not including) the day of such Annual Meeting. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for


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         election or re-election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto; and (b) as to the shareholder giving the notice: (i) the name and record address of such shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder. No person shall be eligible for election as a director at any annual or special meeting of shareholders unless nominated in accordance with the procedures set forth herein.

                  The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                  Section 11. Advance Notice of Shareholder-Proposed Business at Annual Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting, business must be specified in the notice with respect to such meeting contemplated by Section 3 of this Article III (or any supplement thereto) or otherwise properly brought before the meeting by or at the direction of the board of directors. In addition to any other applicable requirements, for business to be brought properly before an annual meeting by a shareholder, the shareholder must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto, and, pursuant to such rule, have had such business included in the notice with respect to such meeting.

            Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this section; provided, however, that nothing in this section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

            The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this section, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted."


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